Exhibit 4.1

[FORM OF WARRANT AGREEMENT]

Kadmon Holdings, Inc.

WARRANT AGREEMENT

Warrants To Purchase Common Stock

THIS WARRANT AGREEMENT (this “Agreement”) is dated September 28, 2017, between Kadmon Holdings, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, acting as warrant agent (the “Warrant Agent”).

WHEREAS, the Company proposes to issue warrants (the “Warrants”) to acquire up to 10,710,000 shares, subject to adjustment as provided herein, of common stock, $0.001 par value per share (“Common Stock”), of the Company (collectively, the “Warrant Shares”);

WHEREAS, each Warrant shall represent the right to purchase from the Company 0.4 of a share of Common Stock, at an initial price of $3.35 per whole share (the “Exercise Price”), subject to adjustment as provided hereunder; and

WHEREAS, American Stock Transfer & Trust Company, LLC is willing to serve as the Warrant Agent in connection with the issuance of Warrant Certificates and the other matters as provided herein.

NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company, the Warrant Agent and the record holders from time to time of the Warrants (each, a “Holder” and collectively, the “Holders”), the parties hereby agree as follows:

1.      FORM OF WARRANT.

(a)                This Warrant hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CEDE & CO., the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price then in effect, at any time or times during the period (the “Exercise Period”) commencing the date hereof and ending at 11:59 p.m., New York time, on the Expiration Date (as defined below), up to 10,710,000 fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant (including any Warrants to purchase Common Stock issued in exchange, transfer or replacement hereof) is one of the Warrants to purchase Common Stock offered and sold pursuant to that certain Registration Statement on Form S-3 that became effective on August 11, 2017 (Registration No. 333-219712) (the “Registration Statement”), as supplemented by that certain Prospectus Supplement filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 26, 2017 (collectively, the “Warrants”).

(b)               Warrants in Global Form. The Warrants shall initially be issuable in book-entry registration only and evidenced by one or more global Warrant Certificates (the “Global Warrant Certificates”) deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co. (“Cede”), a nominee of the

Depository. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depository or its nominee for each Global Warrant Certificate or (ii) institutions that have accounts with the Depository (such institutions, with respect to a Warrant in its account, each a “Participant”). For purposes of this Agreement, the delivery of a notice from the Depository or a Participant of the transfer or exercise of Warrants in the form of a Global Warrant Certificate shall be deemed to constitute the delivery of a Warrant Certificate with respect to such transfer or exercise. If the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding other arrangements for book-entry settlement. If an event of default has occurred and is continuing with respect to the Warrants, or if the Company determines, in its sole discretion, not to have securities represented by the Global Warrant Certificates, the Company will instruct the Warrant Agent to prepare and deliver physical certificates evidencing the Warrants in exchange for the beneficial interests in the Global Warrant Certificates, based on directions received by the Depository from its Participants with respect to ownership of beneficial interests in the Global Warrant Certificates. In such event, any physical certificates evidencing the Warrants shall represent one or more Warrants as set forth on the Warrant Certificate and be issued in registered form only as definitive Warrant Certificates and shall be substantially in the form attached hereto as Exhibit A, shall be dated the date of issuance thereof (whether upon initial issuance, register of transfer, exchange or replacement) and shall bear such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement.

(c)                Effect of Signature. Warrant Certificates shall be signed by, or bear the facsimile signature of, (i) the President and Chief Executive Officer, (ii) the General Counsel and Chief Administrative, Compliance and Legal Officer, (iii) the Chief Financial Officer, (iv) the Principal Accounting Officer or (v) any Vice President, Treasurer or Secretary of the Company. In the event the person whose facsimile signature has been placed upon any Warrant Certificate shall have ceased to serve in the capacity in which such person signed the Warrant Certificate before such Warrant Certificate is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

(d)               Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant Certificate shall be invalid and of no effect and may not be exercised by the holder thereof. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that such Warrant Certificate has been duly issued under the terms of this Agreement.

(e)                Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. The Company and the Warrant Agent may deem and treat the registered Holder of each Warrant Certificate as the absolute owner of the Warrants represented thereby for the purpose of any exercise thereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. Any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Global Warrant Certificate is recorded in the records maintained by the Depository or its nominee shall be deemed the “beneficial owner” thereof; provided, that all such beneficial interests shall be held through a Participant, which shall be the registered holder of such Warrants.

(f)                Registration of Transfers. The Warrant Agent shall register the transfer of any portion of a Warrant Certificate in the Warrant Register, upon surrender of the Warrant Certificate, with the Form of Assignment attached hereto as Exhibit C duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant Certificate substantially in the form attached hereto as Exhibit A (any such new Warrant Certificate, a “New Warrant Certificate”), evidencing the portion of the Warrant Certificate so transferred shall be issued to the transferee and a New Warrant Certificate evidencing the remaining portion of the Warrant Certificate not so transferred, if any, shall be issued to the transferring Holder. The delivery of the New Warrant Certificate by the Company to the transferee thereof shall be deemed to constitute acceptance by such transferee of all of the rights and obligations of a holder of a Warrant Certificate. Notwithstanding the foregoing or any other provision of this Agreement, so long as the Warrants are evidenced by Global Warrant Certificates deposited with the Depository, ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by the Depository or its nominee for each Warrant; (ii) by Participants; or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that represent such direct registration.

(g)               Notwithstanding the foregoing and anything else herein to the contrary, the Warrants may be issued in uncertificated form if so specified by the Company.

2.      EXERCISE OF WARRANT.

(a)                                  Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 2(f)), this Warrant may be exercised by the Holder on any day during the Exercise Period, in whole or in part, by delivery of a written notice to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company), in the form attached hereto as Exhibit B (as properly completed, including with appendices, if applicable, an “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one Trading Day following the date of delivery of an Exercise Notice, the Holder shall deliver an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) for the shares specified in the applicable Exercise Notice by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(d) below is specified in the applicable Exercise Notice. No ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Business Days of the date the final Notice of Exercise is delivered to the Company. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the second (2nd) Trading Day following the date of delivery of the applicable Exercise Notice (the “Share Delivery Date”), the Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company’s transfer agent (“Transfer Agent”) to the Holder to credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian system if the Company is then a participant in such system and either (X) there is an effective registration statement permitting the issuance of the Warrant Shares to, or resale of the Warrant Shares by, the Holder or (Y) this Warrant is being exercised via cashless exercise pursuant to the procedure specified in Section 2(d), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes solely for purposes of Regulation SHO to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 2(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall, at the request of a Holder, deliver a new Warrant (subject to the provisions of Section 1(f)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which are acquired upon such exercise. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number. The Company (i) shall pay any and all taxes and other expenses of the Company which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant and (ii) shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of the Warrant Shares via DTC, if any. During the Exercise Period, the Company shall maintain a transfer agent that participates in the Depositary Trust Company’s Fast Automated Securities Transfer system. If there is no effective registration statement under the Securities Act permitting the issuance of Warrant Shares upon exercise of this Warrant, a Holder may not exercise the purchase rights represented by this Warrant unless such Holder, at the time of such exercise, is an Accredited Investor and such

Holder, at the Company’s request, represents the same to the Company in writing, provided, however, that the Holder shall still have the right to cashless exercise pursuant to Section 2(d) hereof. The Holder and any assignee, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)               Exercise Price. For purposes of this Warrant, “Exercise Price” means $3.35, subject to adjustment as provided herein.

(c)                Company’s Failure to Timely Deliver Securities. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to an Exercise Notice by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

(d)               Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A =  the total number of shares with respect to which this Warrant is then being exercised.

B =  as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 2(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day.

C =  the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the date hereof, the Company hereby acknowledges that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by such Holder, and the holding period for the Warrant Shares shall be deemed to have commenced on the Issuance Date, provided that at no time was the Warrant owned by an Affiliate of the Company. Notwithstanding anything contained herein to the contrary, on the Expiration Date, this Warrant shall be automatically exercised via Cashless Exercise pursuant to this Section 2(d).

(e)                Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 14.

(f)                Limitations on Exercises; Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with such Holder’s Affiliates and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (the “Attribution Parties”)) would beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder, its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder, its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder, its Affiliates or Attribution Parties (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form

10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder, its Affiliates and Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported.

(g)               Insufficient Authorized Shares. If at any time while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and otherwise unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to 100% (the “Required Reserve Amount”) of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than one hundred and twenty (120) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(h)               Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(a) by the Share Delivery Date, then the Holder will have the right to rescind such exercise, provided that such Holder shall have no rights to such Warrant Shares under Section 2(c) or otherwise.

(i)                 Restrictions. The Holder acknowledges that any Warrant Shares acquired other than in a registered transaction will have restrictions upon resale imposed by state and federal securities laws.

3.      ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

(a)                Stock Splits, Dividends, and Recapitalizations. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 3(a) shall become effective at the close of business on the date such subdivision or combination becomes effective.

(b)               Other Events. If any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights or phantom stock rights, but not under a Company equity incentive plans to employees, officers, directors, managers, consultants and advisors), then the Company’s board of directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 3(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 3.

4.      RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a)                any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(b)               the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that, in the event that the Distribution is of shares of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system (“Other Shares of Common Stock”), then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

5.      PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)                Purchase Rights. In addition to any adjustments pursuant to Section 3 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)               Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (A)(i)  the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 5(b) pursuant to written agreements prior to the consummation of such Fundamental Transaction, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market or (B) provides each Holder with not less than ten (10) Business Days prior notice of the anticipated consummation of such Fundamental Transaction (which notice may be provided by means of a press release and/or the filing of a Current Report on Form 8-K) and affords each Holder an opportunity to exercise such Holder’s Warrants prior to the consummation of such Fundamental Transaction, following which each unexercised Warrant will be null, void and of no further force or effect. Upon the occurrence of any Fundamental Transaction subject to the provisions of Section 5(b)(A), the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction subject to the provisions of Section 5(b)(A), the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of the publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

6.      NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all reasonable action as may be required to protect the rights of the Holder hereunder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

7.      WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 7, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders; provided, that the Company shall be deemed to have complied with such requirement by filing any such notices or other information on the SEC’s Electronic Data Gathering Analysis system.

8.      REISSUANCE OF WARRANTS. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant representing the right to purchase the Warrant Shares then underlying this Warrant (subject to the provisions of Section 1(f)).

9.                     NOTICES. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give notice to the Holder (i) promptly upon any adjustment of the Exercise Price, setting forth in reasonable detail the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock or (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 prior to 5:00 p.m. (New York time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:

if to the Company:

Kadmon Holdings, Inc.

450 East 29th Street

New York, NY 10016

Attention: General Counsel

Email: steve@kadmon.com

Fax: (646) 666-7978

if to the Warrant Agent:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219

Fax: (718) 765-8713
Attention: Corporate Trust Department

if to the Holder:

to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 9.

10.  WARRANT AGENT.

(a)    The Company and the Warrant Agent hereby agree that the Warrant Agent will serve as an agent of the Company as set forth in this Agreement.

(b)   The Warrant Agent shall not by any act hereunder be deemed to make any representation as to validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise of any Warrant, or as to the number or kind or amount of securities or other property deliverable upon exercise of any Warrant or the correctness of the representations of the Company made in such certificates that the Warrant Agent receives.

(c)    The Warrant Agent shall not have any duty to calculate or determine any required adjustments with respect to the Exercise Price or the kind and amount of securities or other property receivable by Holders upon the exercise of Warrants, nor to determine the accuracy or correctness of any such calculation.

(d)   The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (ii) be responsible for any failure by the Company to comply with any of its obligations contained in this Agreement or in the Warrant Certificates, (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct or (iv) have any responsibility to determine whether a transfer of a Warrant complies with applicable securities laws.

(e)    The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, or the Secretary or any Assistant Secretary of the Company and to apply to any such officer for written instructions (which will then be reasonably promptly given) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer, except for its own gross negligence or willful misconduct, but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable.

(f)    The Warrant Agent may exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any persons. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against or arising out of or in connection with this Agreement.

(g)   The Company will take such action as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

(h)   The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall only be liable for the failure to perform such duties as are specifically set forth herein.

(i)     The Warrant Agent may consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

(j)     The Company agrees to pay to the Warrant Agent compensation for all services rendered by the Warrant Agent hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for reasonable expenses incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance and administration of this Agreement.

(k)   The Warrant Agent, and any shareholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

(l)     No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company’s expense, cause to be mailed (by first class mail, postage prepaid) to each Holder of a Warrant at such Holder’s last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company fails to do so within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this subsection 10(l), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

(m) Any corporation into which the Warrant Agent or any new warrant agent may be merged or converted or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation to which the Warrant Agent transfers substantially all of its corporate trust business shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation (i) would be eligible for appointment as successor to the Warrant Agent under the provisions of subsection 10(l) above or (ii) is a wholly owned subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder in accordance with Section 9 above.

11.  MISCELLANEOUS.

(a)       Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the Company, the Warrant Agent and the Holders, and their respective successors and assigns. Subject to the preceding sentence, nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or cause of action under this Agreement.

(b)      Amendments and Waivers. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. Notwithstanding the foregoing, the Company may, without the consent of the Holders, by supplemental agreement or otherwise, (i) make any changes or corrections in this Agreement that are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (ii) add to the covenants and agreements of the Company for the benefit of the Holders, or surrender any rights or power reserved to or conferred upon the Company in this Agreement; provided that, in the case of (i) or (ii), such changes or corrections shall not adversely affect the interests of Holders of then outstanding Warrants in any material respect. The Company may, with the consent, in writing or at a meeting, of the Holders of outstanding Warrants exercisable for at least two-thirds of the Warrant Shares, amend in any way, by supplemental agreement or otherwise, this Agreement and/or all of the outstanding Warrant Certificates; provided, however, that no such amendment shall adversely affect any Warrant differently than it affects all other Warrants, unless the Holder thereof consents thereto. The Warrant Agent shall at the request of the Company, and without need of independent inquiry as to whether such supplemental agreement is permitted by the terms of this Section 11(b), join with the Company in the execution and delivery of any such supplemental agreements, but shall not be required to join in such execution and delivery for such supplemental agreement to become effective.

(c)       Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(d)      Additional Warrants. The Company may from time to time issue additional warrants (the “Additional Warrants”) under this Agreement, without requiring the consent of any Holder, with the same terms as the warrants initially issued hereunder.

12.  GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

13.  CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

14.  DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via electronic mail within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

15.  REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

16.  CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)                “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(b)               “Accredited Investor” has the meaning set forth in Rule 501 of Regulation D promulgated under the Securities Act.

(c)                “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(d)               “Bloomberg” means Bloomberg Financial Markets.

(e)                “Business Day” means any day other than Saturday, Sunday, Federal holiday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)                “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 14. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(g)               “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(h)               “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(i)                 “Dollar”, “US Dollar” and “$” each mean the lawful money of the United States.

(j)                 “Eligible Market” means the Principal Market, The NASDAQ Capital Market, the American Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market.

(k)               “Expiration Date” means September 28, 2022.

(l)                 “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(m)             “Issuance Date” means September 28, 2017.

(n)               “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o)               “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p)               “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(q)               “Principal Market” means the New York Stock Exchange.

(r)                 “Successor Entity” means the Person (or the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(s)                “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized officer as of the date first indicated above.

Kadmon Holdings, Inc.

By:
Name: Title:

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized officer as of the date first indicated above.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

By:
Name:
Title:

EXHIBIT A

UNLESS THIS GLOBAL WARRANT CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.

ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS GLOBAL WARRANT CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF September 28, 2017 BETWEEN KADMON HOLDINGS, INC. AND American Stock Transfer & Trust Company, LLC, solely in its capacity as warrant agent. By accepting delivery of the securities represented by THIS GLOBAL WARRANT CERTIFICATE, any transferee shall be deemed to have agreed to be bound by the warrant agreement as if the transferee had executed and delivered the warrant agreement.

EXERCISABLE ON OR AFTER SEPTEMBER 28, 2017
AND UNTIL 11:59 P.M. (NEW YORK TIME) ON THE EXPIRATION DATE

CUSIP: 48283N 114

Maturity Date: September 28, 2022

Warrants to Purchase  ____________ Shares

No. _______________

Warrant Certificate

WARRANTS TO ACQUIRE COMMON STOCK OF KADMON HOLDINGS, INC.

This Warrant Certificate certifies that CEDE & CO., or registered assigns, is the registered holder of Warrants (the “Warrants”) to acquire from Kadmon Holdings, Inc., a Delaware corporation (the “Company”), the aggregate number of fully paid and non-assessable shares of Common Stock, $0.001 par value, of the Company (the “Common Stock”) specified above for consideration equal to the Exercise Price (as defined in the Warrant Agreement (as defined below)) per share of Common Stock. The Exercise Price and number of shares of Common Stock and/or type of securities or property issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The Warrants evidenced by this Warrant Certificate shall be exercisable on or after September 28, 2017 and shall terminate and become void as of 11:59 P.M., New York time, on September 28, 2022 (the “Expiration Date”).

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of warrants expiring on the Expiration Date entitling the Holder hereof to receive shares of Common Stock, and is issued or to be issued pursuant to a Warrant Agreement dated September 28, 2017 (the “Warrant Agreement”), duly executed and delivered by the Company to American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders (“Holders” meaning, from time to time, the registered holders of the warrants issued thereunder). To the extent any provisions of this Warrant Certificate conflicts with any provision of the Warrant Agreement, the provisions of the Warrant Agreement shall apply. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company at Kadmon Holdings, Inc., 450 East 29th Street, New York, NY 10016, Attn: General Counsel. Capitalized terms not defined herein have the meanings ascribed thereto in the Warrant Agreement.

The Warrants evidenced by this Warrant Certificate may be exercised, in whole or in part, at any time on or after September 28, 2017 and on or before the Expiration Date, in the manner and subject to the terms of the Warrant Agreement including, but not limited to, Section 2 thereof. Each exercise must be for a whole number of Warrant Shares.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth in this Warrant Certificate may, subject to certain conditions, be adjusted, and that upon the occurrence of certain events the number of shares of Common Stock and/or the type of securities or other property issuable upon the exercise of the Warrants evidenced by this Warrant Certificate shall be adjusted. No fractional shares of Common

Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number.

Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered Holder thereof in person or by such Holder’s legal representative or attorney duly appointed and authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate the right to purchase a like number of Warrant Shares.

Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that the holder of this Warrant Certificate when duly endorsed in blank may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby or the person entitled to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, provided that until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

The Warrants evidenced by this Warrant Certificate do not entitle any Holder to any of the rights of a stockholder of the Company.

This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

[The remainder of this page has been left intentionally blank.]

IN WITNESS WHEREOF, the undersigned have caused this Global Warrant Certificate to be executed as of the date set forth below.

KADMON HOLDINGS, INC.

By:
Name:
Title:

DATED: Countersigned: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent
By:
Name:
Title:

EXHIBIT B

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Kadmon Holdings, Inc., a corporation organized under the laws of Delaware (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Immediately after giving effect to such exercise, the undersigned holder would beneficially own ___________________ shares of Common Stock. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________ a “Cashless Exercise” with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

Payment shall be made in lawful money of the United States to the following account of Kadmon Holdings, Inc.:

Bank:	Citibank
Bank Address:	485 First Ave.
New York, NY 10016
Routing#:	021000089
Acct#:	4977106894
Acct Name:	Kadmon Corporation

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

4. Delivery details:

____ a. Deliver shares through DTC to DTC participant #_________; Account #: ________;

Contact person and phone number at brokerage firm:

________________________________________________

____ b. Deliver shares to shareholder account on share register maintained by transfer agent1

Date: _______________ __, ______

1 If this option is selected, the Holder must provide as an appendix to this form an executed Form W-8 or W-9, as applicable.

Name of Registered Holder

Address:

Contact person:
Phone Number:

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Kadmon Holdings, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated [●] from the Company and acknowledged and agreed to by [ ]

KADMON HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT C

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: ____________________ __, ______

Holder’s Signature:

Holder’s Address: